Exhibit 10.7

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is entered into on this 1st day of July, 2011, by and between YTG Enterprises, LLC ("Company") and Tony Molavi, an adult individual ("Employee").

Company agrees to employ Employee, and Employee accepts such employment, upon the following terms and conditions:

1.	Term of Employment. The term of this Agreement shall begin on July 1, 2011, and shall continue, unless earlier terminated, through June 30,201.3. ("Employment Term").

2.	Duties. Employee will serve in the position of President (or such other position as may mutually be agreed on by the parties) and shall perform such duties reasonably consistent with such position and such other duties as may be assigned to him from time to time.

3.
Full Time and Efforts.  During the Employment Term, Employee agrees to devote his full time and efforts to the affairs of the Company and shall not, under any circumstances have any interest, in any capacity whatsoever in any business anywhere in the United States that sells Asian or Asian-inspired cuisine for eat-in, takeout, pick-up or delivery (a "Competitive Business") (except for a less than 3% interest in the outstanding securities of a corporation which is publicly traded on a securities exchange or over-the-counter market that engages in a Competitive Business),

4.
Salary. For all services rendered under this Agreement, Company shall pay Employee according to the following schedule minus all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling ("Salary").

a.	Beginning on the commencement of this Agreement arid ending when the Company opens its fifth YUMI TO GO restaurant, the Company shall pay Employee the prorated portion of an annual salary of $60,000,

b.
Beginning with the opening of the fifth YUMI TO GO restaurant and ending when the Company opens its 10th YUMI TO GO restaurant, the Company shall pay Employee the prorated portion of an annual salary of $75,000.

c.
Beginning with the opening of the 10th YUMI TO GO restaurant and ending when the Company opens its 20th YUMI TO GO restaurant, the Company shall pay Employee the prorated portion of an annual salary of $100,000.

d.
In the event that the Company opens more than 20 YUMI TO GO restaurants during the Employment Term, Company's Manager shall determine Employee's compensation for the period after the opening of the 20th YUMI TO GO restaurant.

5.
Benefits.   Employee shall be entitled to participate in such medical, dental and life insurance, retirement and other plans as Company may establish from time to time.   .The foregoing, however, shall not be construed to require Company to establish such plans of to prevent the modification or termination of such plans once established.    Employee shall be entitled to vacation and personal days, and reimbursement for regular business expenses, in accordance with Company's standard employment policies, as established and amended from time to lime.

6.	Termination.

a.	Death. This Agreement shall terminate automatically upon the death of the Employee.

b.
Permanent Disability.   Company has the right to terminate this Agreement upon the permanent disability of Employee.    For purposes hereof, "permanent disability*' shall mean an illness or other physical or mental impairment which would prevent Employee from performing the duties described herein for a period exceeding 90 days, as certified by Employee's attending physician and, upon request by Company, a consulting physician of its selection.

c.
Termination for Cause. Company has the right to terminate this Agreement for "cause." For purposes of this paragraph, "cause" shall mean: (i) termination for embezzlement, fraud, or other conduct which would constitute a felony; (ii) conviction of a felony; (iii) willful unauthorized disclosure of confidential information; or (iv) a material breach this  Agreement (including, without limitation, Employee's willful failure, neglect of, or intentional refusal to substantially perform his obligations hereunder).

d.	Employee’s Right to Terminate. Employee has the right to terminate this Agreement for any reason, or for no reason, upon 30 days' advance written notice to Company.

e.
Employee's Right to Receive Salary. Upon termination of this Agreement for any reason, Employee shall be entitled to payment of Salary and benefits (if applicable) through the effective date of termination.

f.
Post Termination Covenants and Obligations- All documents, data, recordings, or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for Employee and utilized by Employee in the course of his employment with Company shall remain the exclusive property of Company. Upon termination of this Agreement for any reason, Company has the right, to the extent permitted by law and in addition to any other remedy it may have under this Agreement or applicable law, to deduct from any monies otherwise payable to Employee the following; (i) the full amount of any debt that Employee owes to Company at the time of or subsequent to the termination of this Agreement; and (ii) the fair market value of any Company property that Employee wrongfully retains after termination of this Agreement. In the event that the law of any state or other jurisdiction requires the consent for such deductions, this Agreement shall serve as such consent.

7.
Non-Solicitation and Non-Compete. Contemporaneous with the execution of this Agreement, Employee is entering into a certain Noncompetition Agreement, the terms of which are incorporated herein by reference.

8.
Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and the invalid, illegal, or unenforceable provision will be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision shall be reformed to the extent necessary for the provision to be valid and enforceable.   If the offending provision cannot be so reformed, it shall be stricken and the remaining portions of this Agreement shall be enforced as if the offending provisions had never been part of this Agreement..:

9.
Remedies. Employee hereby acknowledges that the violation of any provision of this Agreement would result in immediate and irreparable injury to Company for which there is no adequate remedy at law. The parties acknowledge and agree that, in the event of a violation of any provision of this Agreement, Company shall be entitled to seek injunctive relief to restrain such violation in accordance with the usual equity principles. If it is judicially determined that Employee has violated any provision of this Agreement, Employee shall reimburse Company for any costs that it incurs (including attorneys' fees) in connection with enforcement of such provisions.

10.
Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to the recipient at the address reflected on the signature page or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

11.
Complete Agreement. This Agreement, those documents expressly referred to herein, and other documents of even date herewith executed in connection with this Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.      .

12.
Counterparts- This Agreement may be executed in separate counterparts (including by means of facsimile or electronic transmission), each of which is deemed to be an original and all of which taken together constitute one and the same Agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

13.	Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

14.
Choice of Law. The law of the State of Texas shall govern all questions concerning the relative rights of the parties hereto. Air other questions concerning the construction, validity, and interpretation of this Agreement and the exhibits hereto, if any, will be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the Saws of any jurisdiction other than the State of Texas.'

15.
Arbitration. Any dispute arising out of or related to this Agreement shall be resolved by arbitration pursuant to the American Arbitration Association's Commercial Rules of Arbitration, The prevailing party in such proceeding shall be entitled to recovery of his attorneys' fees and costs. Notwithstanding this provision, either party shall have the right to apply to any court of competent jurisdiction to seek injunctive relief to enforce the terms of this Agreement,

16.	Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.

17.	Construction. The headings used herein are for the convenience of the parties only and shall not be used to define, enlarge, or limit any term of this Agreement.

Intending to be legally bound, the parties have executed this Agreement to be effective on the date first set forth above.

NONCOMPETITION AGREEMENT

THIS NONCOMPETITION AGREEMENT ("Agreement") is entered into as of July 1, 2011, by and between Great American Food Chain, Inc., a Nevada Corporation ("GAMN"), and YTG Enterprises, LLC, a Texas limited liability company ("YTG Enterprises") (hereinafter collectively referred to as the "Protected Parties"); and Yumi to Go, LLC, a Texas limited liability company ("Yumi"), and Tony and Cathy Molavi, husband and wife..

WHEREAS, Yumi owns all of the intellectual property relating to the development and operation of YUMI TO GO restaurants (the ''Intellectual Property");

WHEREAS, Y2G Belt Line, LLC ("Y2G Beltline") owns all of the operating assets of the YUMI TO GO restaurant located in Addison, Texas (the '"Beltline Restaurant”);

WHEREAS, Tony and Cathy Molavi own all of the membership interests in Yumi and Y2G Belt Line;

WHEREAS, pursuant to the terms of a certain contribution agreement., Tony and Cathy Molavi will cause Yumi to contribute to YTG Enterprises the Intellectual Property in exchange for a membership interest in YTG;

WHEREAS, in a contemporaneous transaction pursuant to a certain membership purchase agreement, Tony and Cathy Molavi will sell to YTG Enterprises their membership interests in Y2G Belt Line in exchange for financial consideration;

WHEREAS, upon closing on the transaction, Tony Molavi will assume the role of President of YTG Enterprises and will enter an agreement with YTG Enterprises memorializing the terms of his employment (the "Employment Agreement”),

WHEREAS, after closing on the transaction, Yumi (as a member of YTG Enterprises) and Tony and Cathy Molavi (as owners of Yumi) and Tony Molavi (as an officer of YTG Enterprises) will have a continuing, beneficial interest in YTG Enterprises and, as such, will have continuing access to YTG Enterprises' confidential information and trade secrets; and

WHEREAS, competition by Yumi or Tony or Cathy Molavi would diminish the value of the Y2G Belt Line membership interests acquired by YTG Enterprises, and will deprive YTG Enterprises of the benefit of its bargain.

NOW, THEREFORE, as an inducement for YTG Enterprises to consummate the transaction described above, and in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

1. No Competition. For a period beginning on the date hereof and continuing through a date which is the latest of: (i) two years from the date of termination of the Employment Agreement; (ii) two years from the date Yumi is no longer holds any membership interests in YTG Enterprises; or (iii) if Yumi is then a member of YTG Enterprises, two years from the date Tony and/or Cathy Molavi do not have voting control of Yumi as defined in Yumi’s company agreement or other equivalent governing document, as amended from time to time, neither Yumi, nor Tony Molavi, nor Cathy Molavi (collectively, "Covenantors") shall:

a. directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, stockholder, member, partner, joint venturer, or investor, or as a director, manager or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business (i) located within an eight-mile radius of any existing YUMI TO GO restaurant or any YUMI TO GO restaurant that either the Protected Parties or a franchisee of the Protected Parties is obligated to open if a specific location has been identified, and (it) that sells fast casual Asian or Asian-inspired cuisine for eat-in, takeout, pick-up or delivery (a "Competitive Business"). Notwithstanding the above, this paragraph shall not be construed to prohibit the Covenantors, or any of them, from owning less than three percent (3%) of the outstanding securities of a corporation which is publicly traded on a securities exchange or over-the-counter market that engages in a Competitive Business,

b. directly, either individually, or as a principal, partner, agent, employee, employer, consultant, stockholder, member, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (z) divert or attempt to divert (by solicitation, diversion or otherwise) from the Protected Parties or their affiliates any business with any customer, prospective customer or account of the Protected Parties or their affiliates; (ii) solicit, cause or induce or attempt to solicit, cause or induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business with the Protected Parties or their affiliates to terminate their relationship or association with the Protected Parties or their affiliates or otherwise interfere with the business of the Protected Parties or their affiliates; (iii) solicit, cause or induce or attempt to solicit, cause or induce any employee of the Protected Parties or their affiliates to leave the employ of the Protected Parties or . their affiliates; or (iv) accept the services of any employee or former employee of the Protected Parties or their affiliates, whether solicited or not solicited by the Protected Parties or their affiliates,

2.
Non-Disclosure. The Covenantors shall not at any time or in any manner disclose to any party . other than the Protected Parties any trade secrets or other Confidential Information (as defined below).   As used herein, the term "Confidential Information" means information relating to YUM! TO GO businesses or any other business of the Protected Parties disclosed to or known by the Covenantors as a consequence of their positions with the Protected Parties and not generally known in the industry in which Protected Parties or the Covenantors are engaged and that in any way relates to the Covenantors' or Protected Parties's products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

3.	Exclusions from this Agreement.

a.	Nothing in this Agreement shall in any way prevent the Covenantors from operating a : YUMI TO GO restaurant located at 5200 Lemmon Avenue, Suite 100, Dallas, Texas 75209

b.	Nothing in this Agreement shall, in any way prevent, impair, frustrate, or defeat Covenantors' rights under a license agreement if the provisions contained in Section 8.3 of the YTG Enterprises, LLC Operating Agreement should be realized.

4.
Remedies.  Covenantors  hereby acknowledge that the violation  of any provision  of this Agreement would result in immediate and irreparable injury to the Protected Parties for which money damages are inadequate. The parties acknowledge and agree that, in the event of a violation of any provision of this Agreement, the Protected Parties shall be entitled to seek injunctive relief to restrain such violation in accordance with the usual equity principles.

5.
Choice of Law. The law of the State of Texas shall govern all questions concerning the relative rights of the parties hereto. All other questions concerning the construction, validity, and interpretation of this Agreement and the exhibits hereto, if any, will be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of Jaw provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas,

6.
Choice of Venue.  The parties hereto agree that the State Courts of Dallas County, Texas shall have exclusive jurisdiction over any and all disputes arising out of or in any way related to this agreement,

7.
Jury Waiver.    THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT THEY' SHALL AND HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR AT EQUITY, BROUGHT BY ANY OF THEM, OR IN ANY MATTER WHATSOEVER WHICH ARISES OUT OF OR IS CONNECTED IN ANY WAY WITH THIS AGREEMENT OR ITS PERFORMANCE OR ANY OTHER SUBSEQUENT   AGREEMENT   PROPERLY   MADE   A   PART   HEREOF   OR   ITS PERFORMANCE,

8.
Attorney’s Fees. If it is judicially determined that Covenantors have violated any provision of this Agreement, Covenantors shall reimburse the Protected Parties for any costs that they incurs (including attorneys' fees) in connection with enforcement of such provisions.

9.
Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements,: or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

10.
Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and the invalid, illegal, or unenforceable provision will be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision shall be reformed to the extent necessary for the provision to be valid and enforceable. If the offending provision cannot be so reformed, it shall be stricken and the remaining portions of this Agreement shall be enforced as if the offending provisions had never been part of this Agreement.

11.	Amendment and Waiver. The provisions of this Agreement may be amended and/or waived only in writing signed by the party against whom enforcement is sought.

12.
Counterparts. This Agreement may be executed In separate counterparts (including by means of facsimile or electronic transmission), each of which is deemed to be an original and 'all. of which taken together constitute one and the same Agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

13.	Construction. The headings used herein are for the convenience of the parties only and shall not be used to define, enlarge, or limit any term of this Agreement.

14.	Successors and Assigns. Except as otherwise provided herein, this Agreement shall, bind and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

15.
Notices.   Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by certified mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to the recipient at the address reflected on the signature page or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.